Gary Fischetti nominated to join Conformis’ Board of Directors

BILLERICA, Mass., March 11, 2022 (GLOBE NEWSWIRE) - Conformis, Inc. (NASDAQ:CFMS), announced today that Gary P. Fischetti has been nominated to stand for election to the Company’s Board of Directors at the Company’s 2022 Annual Meeting of Stockholders, scheduled to be held on May 4, 2022. Mr. Fischetti will replace Richard Meelia, who will be retiring from the Board immediately prior to the Annual Meeting.

Mark Augusti, Chief Executive Officer of Conformis, said: “On behalf of everyone at Conformis, I want to thank Rich Meelia for his leadership and service to our Board over the past seven years. We have benefitted a great deal from his experience and perspective. We wish him every success in his future endeavors. At the same time, we are excited about the opportunity to have someone with Gary Fischetti’s orthopedic industry experience serve as part of our Board of Directors. I believe that his deep commercial experience in the orthopedics industry, combined with his strategic planning and organizational skills will be a great asset for Conformis.”

Mr. Fischetti currently serves as the Chairman of the Board for Orchid Orthopedic Solutions and as a member of the Board at Extremity Medical. He was previously employed for 35 years at Johnson & Johnson (including at its DePuy Synthes orthopedic subsidiaries), where he served in positions of increasing responsibility in multiple businesses, with both domestic and worldwide responsibilities. This included serving as the Company Group Chairman – NA Medical Devices for Johnson & Johnson’s medical device business. He previously also served as the WW Company Group Chairman for the family of DePuy Synthes companies, which included the Joint Reconstruction, Spine, Trauma, CMF, and Powertools businesses. Prior to that he served as the WW Company Group Chairman for all the DePuy Orthopaedic businesses and the Codman franchise, and as the Worldwide President of DePuy Spine. Mr. Fischetti has a BSBA degree in finance from Villanova University and an M.B.A. from Rutgers University.

About Conformis, Inc.

Conformis is a medical technology company focused on advancing orthopedic patient care and creating a world without joint pain. Its product portfolio is designed to maximize surgeon and patient choice by offering fully personalized solutions through its Image-to-Implant® Platinum Services℠ Program as well as data-informed, standardized solutions that combine many benefits of personalization with the convenience and flexibility of an off-the-shelf system. Conformis’ sterile, just-in-time, Surgery-in-a-Box™ delivery system is available with all of its implants and personalized, single-use instruments. Conformis owns or exclusively in-licenses issued patents and pending patent applications that cover personalized implants and patient-specific instrumentation for all major joints.

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may elect to update these forward-looking statements at some point in the future, we specifically disclaim any obligation to do so. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date hereof.

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